Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS'

**BAUM & COMPANY, P.A.**
**Certified Public Accountants**
**1515 University Drive – Suite 226**
**Coral Springs, Florida 33071**

January 25, 2006

The Board of Directors
Invicta Group Inc.
Miami Beach, Florida

We hereby consent to the incorporation by reference in the Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission of our report dated December 20, 2005, with respect to the financial statements of Invicta Group Inc. for the year ended December 31, 2004.

Baum & Company, P.A.

/s/ Baum & Company, PA